Exhibit 13.2

CERTIFICATION (906)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Australia and New Zealand Banking Group Limited, a public company incorporated under the laws of Victoria, Australia (the “Company”), hereby certifies, that:

The Annual Report on Form 20-F for the year ended September 30, 2002 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 19, 2003	/s/ P R Marriott

P R Marriott

Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a)

and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as separate disclosure document